UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2022

RAND CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	814-00235	16-0961359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1405 Rand Building, Buffalo, NY 14203

(Address of Principal Executive Offices) (Zip Code)

(716) 853-0802

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RAND	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 27, 2022, Rand Capital Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with M&T Bank, as lender (the “Lender”), which provides the Company with a senior secured revolving credit facility in a principal amount not to exceed $25.0 million (the “Credit Facility”). The amount available to be borrowed, at any given time, by the Company under the Credit Facility is tied to a borrowing base, which is measured as (i) 75% of the aggregate sum of the fair market values of the publicly traded equity securities held by the Company (other than shares of ACV Auctions Inc.) plus (ii) the least of (a) 75% of the fair market value of the shares of ACV Auctions Inc. held by the Company, (b) $6.25 million and (c) 25% of the aggregate borrowing base availability for the Credit Facility at any date of determination plus (iii) 50% of the aggregate sum of the fair market values of eligible private loans held by the Company meeting specified criteria plus (iv) the lesser of (a) 50% of the aggregate sum of the fair market values of unsecured private loans held by the Company meeting specified criteria and (b) $1.25 million minus (v) such reserves as the Lender may establish from time to time in its sole discretion. The Credit Facility has a maturity date of June 27, 2027.

The Company’s borrowings under the Credit Facility bear interest at a variable rate determined as a rate per annum equal to 3.50 percentage points above the greater of (i) the applicable daily simple secured overnight financing rate (SOFR) and (ii) 0.25%. In addition, under the terms of the Credit Facility, the Company has also agreed to pay the Lender an unused commitment fee on a quarterly basis, computed as 0.30% multiplied by the average daily Unused Commitment Fee Base (which is defined as the difference between (i) $25.0 million and (ii) the sum of the aggregate principal amount of the Company’s outstanding borrowings under the Credit Facility) for the preceding quarter.

The Credit Agreement contains representations and warranties and affirmative, negative and financial covenants usual and customary for agreements of this type, including among others covenants that prohibit, subject to certain specified exceptions, the Company’s ability to merge or consolidate with other companies, sell any material part of its assets, incur other indebtedness, incur liens on its assets, make investments or loans to third parties other than permitted investments and permitted loans, and declare any distribution or dividend other than certain permitted distributions. The Credit Agreement includes the following financial covenants: (i) a tangible net worth covenant that requires the Company to maintain a Tangible Net Worth (defined in the Credit Agreement as the aggregate assets of the Company, excluding intangible assets, less all liabilities of the Company) of not less than $50.0 million, which is measured quarterly at the end of each fiscal quarter, (ii) an asset coverage ratio covenant that requires the Company to maintain an Asset Coverage Ratio (defined in the Credit Agreement as the ratio of the fair market value of all assets of the Company to the sum of all of the Company’s obligations for borrowed money plus all capital lease obligations) of not less than 3:00:1:00, which is measured quarterly at the end of each fiscal quarter and (iii) an interest coverage ratio covenant that requires the Company to maintain an Interest Coverage Ratio (defined in the Credit Agreement as the ratio of Cash Flow (as defined in the Credit Agreement) to Interest Expense (as defined in the Credit Agreement)) of not less than 2:50:1:00, which is measured quarterly on a trailing twelve-months basis.

Events of default under the Credit Agreement which permit the Lender to exercise its remedies, including acceleration of the principal and interest on the Credit Facility, include, among others: (i) default in the payment of principal or interest on the Credit Facility, (ii) default by the Company on any other obligation, condition, covenant or other provision under the Credit Agreement and related documents, (iii) failure by the Company to pay any material indebtedness or obligation owing to any third party or affiliate, or the failure by the Company to perform any agreement with any third party or affiliate that would have a material adverse effect on the Company and its subsidiaries taken as a whole, (iv) the sale of all or substantially all of the Company’s assets to a third party, (v) various bankruptcy and insolvency events, and (vi) any material adverse change in the Company and its subsidiaries, taken as a whole, or their business, assets, operations, management, ownership, affairs, condition (financial or otherwise) or the Lender’s collateral that the Lender reasonably determines will have a material adverse effect on the Lender’s collateral, the Company and its subsidiaries, taken as a whole, or their business, assets, operation or condition (financial or otherwise) or on the Company’s ability to repay its debts.

In connection with entry into the Credit Facility, the Company and each of its subsidiaries that guaranty the Credit Facility entered into a general security agreement, dated June 27, 2022, with the Lender (the “Security Agreement”). The Security Agreement secures all obligations of the Company to the Lender, including, without limitation, principal and interest on the Credit Facility and any fees and charges. The security interest granted under the Security Agreement covers all personal property of the Company including, among other things, all accounts, chattel paper, investment property, deposit accounts, general intangibles, inventory, and all fixtures of the Company. The Security Agreement contains various representations, warranties, covenants and agreements customary in security agreements and various events of default with remedies under the New York Uniform Commercial Code and the Security Agreement. Events of default under the Security Agreement, which permit the Lender to exercise its various remedies, are similar to those contained in the Credit Agreement.

The foregoing description of the Credit Agreement, Security Agreement and Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, the Revolving Line Note, dated June 27, 2022, by the Company as borrower, the Addendum to Line of Credit Note, dated June 27, 2022, by the Company as borrower, the Variable Rate Rider (Daily Simple SOFR), dated June 27, 2022, by the Company as borrower and the Security Agreement, copies of which have been filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto, respectively, and are each expressly incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the Credit Facility is incorporated herein by reference.

Item 8.01.	Other Events.

The Company issued a press release announcing the Company’s entry into the Credit Facility. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Credit Agreement, dated June 27, 2022, by and between Rand Capital Corporation, as borrower, and M&T Bank, as lender.
10.2	Revolving Line Note, dated June 27, 2022, by Rand Capital Corporation, as borrower.
10.3	Addendum to Line of Credit Note, dated June 27, 2022, by Rand Capital Corporation, as borrower.
10.4	Variable Rate Rider (Daily Simple SOFR), dated June 27, 2022, by Rand Capital Corporation, as borrower.
10.5	General Security Agreement, dated June 27, 2022, by Rand Capital Corporation and each of the subsidiaries listed therein, as debtors, in favor of Manufacturers and Traders Trust Company, as the secured party.
99.1	Press Release, dated June 27, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND CAPITAL CORPORATION

Date: June 27, 2022

	By:	/s/ Daniel P. Penberthy
	Name:	Daniel P. Penberthy
	Title:	President and Chief Executive Officer